                                                                    EXHIBIT 10.2

                                                                [EXECUTION COPY]




                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                         TEXAS LEHIGH CEMENT COMPANY LP

                                 by and between

                              TEXAS CEMENT COMPANY

                                       and

                         LEHIGH PORTLAND CEMENT COMPANY


                              Dated October 1, 2000


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                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE I        DEFINITIONS...............................................................................1
                 1.1.    Definitions.......................................................................1
                 1.2.    Other Definitions.................................................................3

ARTICLE II       CONTINUATION OF THE PARTNERSHIP...........................................................3
                 2.1.    Continuation......................................................................3
                 2.2.    Interests in Partnership..........................................................3
                 2.3.    Name..............................................................................3
                 2.4.    Principal Place of Business.......................................................3
                 2.5.    Registered Agent and Registered Office............................................4
                 2.6.    Purpose and Scope.................................................................4
                 2.7.    Restrictions on Activities; Independent Activities................................4

ARTICLE III      CAPITAL CONTRIBUTIONS.....................................................................4
                 3.1.    Initial Capital Contribution of the Partners......................................4
                 3.2.    Additional Capital................................................................4
                 3.3.    Other Matters Relating to Capital Contributions...................................5
                 3.4.    Tax Indemnification...............................................................5

ARTICLE IV       TERM......................................................................................6

ARTICLE V        the GENERAL PARTNERS; MANAGEMENT OF THE PARTNERSHIP.......................................6
                 5.1.    The General Partners..............................................................6
                 5.2.    Management Committee..............................................................6
                 5.3.    Officers..........................................................................7
                 5.4.    President and Chief Operating Officer.............................................7
                 5.5.    Major Decisions...................................................................8
                 5.6.    Exculpation.......................................................................9
                 5.7.    Indemnification..................................................................10
                 5.8.    Employee Benefits................................................................10
                 5.9.    Services to the Partnership......................................................10
                 5.10.   Tax Matters Partner..............................................................11

ARTICLE VI       the limited partners.....................................................................11
                 6.1.    The Limited Partners.............................................................11
                 6.2.    No Management by the Limited Partners............................................11
                 6.3.    Liability of the Limited Partners................................................11


                                        i
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
ARTICLE VII      BOOKS AND RECORDS........................................................................11

ARTICLE VIII     ALLOCATIONS, DISTRIBUTIONS, AND INTERESTS................................................12
                 8.1.    Allocation of Income or Loss.....................................................12
                 8.2.    Distribution of Available Cash...................................................12
                 8.3.    Allocation of Income and Loss and Distributions in Respect of Interests
                         Transferred......................................................................12

ARTICLE IX       Transfers of Interests in Partnership....................................................13
                 9.1.    Prohibited Transfers.............................................................13
                 9.2.    Right of Sale and First Purchase.................................................13
                 9.3.    Transfers by Partners to Affiliates..............................................14

ARTICLE X        Dissolution..............................................................................14
                 10.1.   Dissolution Events...............................................................14
                 10.2.   Termination and Winding Up of Partnership........................................16
                 10.3.   Reserves.........................................................................16
                 10.4.   Cancellation of Partnership Certificate..........................................17
                 10.5.   Option at Dissolution............................................................17
                 10.6.   Closing..........................................................................17

ARTICLE XI       FAILURE TO MAKE CONTRIBUTIONS............................................................18
                 11.1.   Options of Nondelinquent Partners................................................18
                 11.2.   Voting Rights....................................................................18

ARTICLE XII      APPRAISAL................................................................................19
                 12.1.   Selection of Appraisers..........................................................19
                 12.2.   Appointment of Appraisers........................................................19
                 12.3.   Costs of Appraisal...............................................................20

ARTICLE XIII     MISCELLANEOUS............................................................................20
                 13.1.   Individual Indemnification.......................................................20
                 13.2.   Specific Performance.............................................................20
                 13.3.   Notices..........................................................................20
                 13.4.   Assumed Name Certificate.........................................................21
                 13.5.   Ownership........................................................................21
                 13.6.   Limits of Partnership, Authority and Responsibility..............................21
                 13.7.   Arms Length Transactions.........................................................22
                 13.8.   Additional Documents and Acts....................................................22
                 13.9.   Interpretation...................................................................22
                 13.10.  Terms............................................................................22
                 13.11.  Amendment........................................................................22
                 13.12.  References to this Agreement.....................................................22



                                       ii
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
                 13.13.  Headings.........................................................................22
                 13.14.  Severability.....................................................................23
                 13.15.  No Third Party Beneficiary.......................................................23
                 13.16.  Binding Effect...................................................................23
                 13.17.  Counterparts.....................................................................23
                 13.18.  Complete Agreement...............................................................23

EXHIBITS:

Exhibit A:      Market Area

                          LIMITED PARTNERSHIP AGREEMENT


         This Limited Partnership Agreement is made and entered into on September 29, 2000, to be effective as of 12:01 a.m. on October 1, 2000 (the "Effective Date"), between Texas Cement Company, a Nevada corporation ("TCC"), and Lehigh Portland Cement Company, a Pennsylvania corporation ("Lehigh").

                                    RECITALS

         Effective as of April 1, 1986 (the "Joint Venture Effective Date"), Texas Cement Company, a Nevada corporation and a predecessor of TCC ("Old TCC"), Centex Cement Enterprises, Inc., a Nevada corporation ("CCE"), and Lehigh formed a joint venture partnership (the "Joint Venture") under the laws of the State of Texas for the purpose of manufacturing, marketing and selling grey cement products. As a result of one or more mergers, assignments and other transactions, TCC currently holds the interest in the Joint Venture formerly held by Old TCC and CCE (the "Original TCC Parties"). The rights, duties and obligations of the parties with regard to the Joint Venture are governed by the Joint Venture Agreement, dated as of March 25, 1986 and effective as of April 1, 1986 (the "Joint Venture Agreement"), between the Original TCC Parties and Lehigh.

         As of the Effective Date, the Joint Venture will be converted into a Texas limited partnership (the "Partnership") as a result of the filing of a Certificate of Limited Partnership in the office of the Secretary of State of the State of Texas. Accordingly, the parties desire to enter into this Limited Partnership Agreement in order to provide for certain matters in connection with the conversion of the Joint Venture into the Partnership, which agreement shall, except as expressly stated herein, supersede the Joint Venture Agreement in its entirety.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TCC and Lehigh hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. Definitions. When used in this Agreement, the following terms will have the meanings set forth below:


                  (a) "Act" shall mean the Texas Revised Limited Partnership Act (Tex. Rev. Civ. Stat. Ann. art. 6132a-1), as the same may be amended from time to time, or any successor statute thereto.

                  (b) "Affiliate" shall mean a person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the person in


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

question. The term "control", as used in the immediately preceding sentence, means, with respect to a person that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person. Notwithstanding the foregoing, the Partnership shall not be deemed an Affiliate of any Partner for purposes of this Agreement.

                  (c) "Agreement" shall mean this Limited Partnership Agreement of the Partnership, as amended from time to time.

                  (d) "Available Cash" of the Partnership shall mean all cash funds which are available for distribution as determined by the Management Committee.

                  (e) "Budget" shall mean an annual operating and capital budget to be prepared for the Management Committee, in form and content approved by the Management Committee.

                  (f) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor statute thereto.

                  (g) "Fiscal Year" shall mean the twelve month period ending December 31 of each year.

                  (h) "General Partners" shall mean the general partners of the Partnership, and "General Partner" shall mean any of the General Partners. (i) "Independent Accountants" shall mean Arthur Andersen LLP or such other nationally recognized accounting firm as may be chosen by the Management Committee.

                  (j) "Limited Partners" shall mean the limited partners of the Partnership, and "Limited Partner" shall mean any of the Limited Partners.

                  (k) "Management Committee" shall mean the committee designated, and with the powers and duties as provided, in Article V.

                  (l) "Market Area" means the geographic area designated in Exhibit A hereto.

                  (m) "Partners" shall mean the General Partners and the Limited Partners, and "Partner" shall mean any of the Partners.

                  (n) "Partnership" shall mean the limited partnership continued pursuant to the terms hereof for the limited purposes and scope set forth herein, and for periods prior to the Effective Date, such term shall include the Joint Venture.


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                  (o) "Partnership Percentage Interest" shall mean as to each of
TCC and Lehigh, an interest in the capital, profits and losses of the Partnership as follows:

                                         PARTNERSHIP PERCENTAGE INTEREST HELD     PARTNERSHIP PERCENTAGE INTEREST
                                                         AS A                                HELD AS A
                PARTNER                             GENERAL PARTNER                       LIMITED PARTNER
                -------                  ------------------------------------     -------------------------------
TCC                                                        0.1%                                  49.9%
Lehigh                                                     0.1%                                  49.9%


         1.2. Other Definitions. The following terms are defined in the sections of this Agreement respectively indicated:


            Term                                      Section
            ----                                      -------
Delinquent Partner                                     11.1
Effective Date                                        Preamble
Joint Venture                                         Preamble
Joint Venture Agreement                               Preamble
Joint Venture Effective Date                          Preamble
Lehigh                                                Preamble
Nondelinquent Partners                                 11.1
Offering Partner                                        9.2(a)
Partnership                                           Preamble
Receiving Partners                                     12.1
Responding Partner                                      9.2(a)
Submitting Partner                                     12.1
TCC                                                   Preamble

                                   ARTICLE II

                         CONTINUATION OF THE PARTNERSHIP

         2.1. Continuation. The Partners do hereby continue the Partnership under the Act for the limited purposes and scope set forth herein and upon the terms, provisions and conditions set forth in this Agreement. Except as otherwise specifically provided in this Agreement, the rights and obligations of the Partners and the continuation, administration and termination of the Partnership shall be governed by the Act.

         2.2. Interests in Partnership. Each of the Partners shall have an interest in the capital, profits and losses of the Partnership as specified in this Agreement.

         2.3. Name. The name of the Partnership shall be Texas Lehigh Cement Company LP, under which all business and affairs of the Partnership shall be conducted.

         2.4. Principal Place of Business. The principal place of business of the Partnership shall be located at Buda, Texas, or at such other place as shall be approved by the Partners.


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


         2.5. Registered Agent and Registered Office. The registered agent for service of process on the Partnership in the State of Texas shall be Corporation Service Company, and the address of such registered agent and of the registered office of the Partnership in the State of Texas shall be 800 Brazos, Suite 750, Austin, Texas 78701.

         2.6. Purpose and Scope. Subject to the provisions of this Agreement, the purposes of the Partnership are (a) manufacturing, marketing and selling grey cement products of any type, fly ash and slag, within the Market Area, as set forth in Exhibit A; and (b) doing any and all other acts or things which may be incidental or necessary to carry on the business of the Partnership as herein contemplated.

         2.7. Restrictions on Activities; Independent Activities.


         No Partner nor any of its Affiliates shall offer to sell or sell any grey cement products, fly ash or slag in the Market Area. Except as is prohibited by the preceding sentence, each Partner, and each of its Affiliates, notwithstanding the existence of this Agreement, may engage in whatever activities it chooses (including without limitation activities in the manufacture and sale of white cement), without having or incurring any obligation to offer any interest in any such activities to the Partnership or any party hereto. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Partner or its Affiliates from engaging in such activities, or require participation in such activities by the other Partners, and as a material part of the consideration hereof each Partner hereby waives, relinquishes and renounces any such right of or claim to participation in any such activities.

                                  ARTICLE III

                              CAPITAL CONTRIBUTIONS

         3.1. Initial Capital Contribution of the Partners. Prior to the date hereof, each Partner has made capital contributions to the Partnership as provided in or contemplated by the Joint Venture Agreement. To the extent such provisions have not been fully performed prior to the Effective Date, each Partner shall continue to have such rights and obligations in respect of such capital contributions as are set forth in the provisions of the Joint Venture Agreement relating thereto, including, but not limited to, Article III and
Section 9.3 thereof

         3.2. Additional Capital. The Partners understand that from time to time additional capital contributions may be necessary.

                  (a) When the Management Committee determines from time to time that additional capital contributions are needed by the Partnership, they will so notify the Partners, and the Partners shall make such capital contributions within five business days of notice, prorata in accordance with their respective Partnership Percentage Interests.

                  (b) If the President and Chief Operating Officer determines that the continued operations of the Partnership are endangered due to the Partnership experiencing negative cash flow and that an immediate infusion of capital is necessary to preserve the


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

continued operations of the Partnership, he shall determine the amount of capital necessary to preserve the operations of the Partnership and notify the Management Committee of such circumstances and of such amount. By way of example and not limitation, the continued operations of the Partnership would be endangered if the Partnership were unable to meet its obligations in the ordinary course of business, such as payroll. The Management Committee shall meet within five days after such notice, determine the amount, if any, of capital to be contributed and so notify the Partners. If the Management Committee does not meet within five days of such notice or fails to agree upon the amount, if any, of capital to be contributed, the President and Chief Operating officer will notify the Partners of the amount of capital he deems necessary. Each Partner shall contribute to the Partnership its prorata share of the amount designated by the Management Committee, or by the President and Chief Operating Officer if the Management Committee makes no determination of an amount, within five business days of notice to the Partners.

                  (c) If a Partner fails to make a capital contribution that is required pursuant to Section 3.2(a) or 3.2(b) above, the other Partner may exercise the rights and, remedies as set forth in Article XI at such time.

         3.3. Other Matters Relating to Capital Contributions.

                  (a) Loans by a Partner to the Partnership shall not be considered as capital contributions made to the Partnership.

                  (b) No Partner shall be entitled to make additional capital contributions in excess of those contributions required or permitted under this
Article III.

                  (c) No Partner shall be entitled to withdraw, or to a return of, any part of its capital contributions made to the Partnership, or to receive property or assets other than cash in return thereof, except as provided in this Agreement.

                  (d) No Partner shall be entitled to priority over another Partner, either with respect to a return of its capital contributions made to the Partnership, or allocations of income, gains, losses, credits or distributions, except as provided in this Agreement.

                  (e) No interest shall be paid on capital contributions made to the Partnership.

         3.4. Tax Indemnification. The parties to the Joint Venture Agreement agreed to certain tax indemnification provisions set forth in Section 3.10 of the Joint Venture Agreement. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the provisions of Section
3.10 of the Joint Venture Agreement shall survive the execution and delivery of this Agreement and shall thereafter continue in full force and effect; provided, however, that all references in such provisions to "TCC" shall be deemed to refer to TCC instead of the Original TCC Parties.

                                   ARTICLE IV

                                      TERM

         The term of the Partnership commenced on the Joint Venture Effective Date and shall continue, unless sooner terminated as provided herein, until March 31, 2016; provided, however, the term of the Partnership will be automatically renewed and extended for an additional period of ten years every ten years commencing April 1, 2016 unless, not more than twenty-four months nor less than twelve months prior to the expiration of a then current term, a General Partner notifies the other General Partner that the Partnership will not be renewed and extended beyond the then current term.

                                    ARTICLE V

                              THE GENERAL PARTNERS;
                          MANAGEMENT OF THE PARTNERSHIP

         5.1. The General Partners. The General Partners of the Partnership shall be TCC and Lehigh. Except as otherwise expressly provided herein or as required by law, the business of the Partnership shall be managed, conducted and controlled by the General Partners through the Management Committee and by delegation of authority to the officers of the Partnership as provided herein.

         5.2. Management Committee. Each General Partner shall appoint two representatives to serve on the Management Committee. Until further notice, the representatives of TCC shall be Steven R. Rowley and Richard D. Jones, Jr. and the representatives of Lehigh shall be Helmut Erhard and Rainer Nobis. Any General Partner may designate at any time and from time to time replacement representatives, for any given meeting, a specified term or an indefinite period, by a written notice of such designation to each other General Partner.

                  (a) Unless otherwise expressly provided in this Agreement, approval by the Management Committee hereunder shall mean that the action in question has been approved unanimously at a meeting of at least three of the members of the Management Committee upon notice (of at least seven days prior to any meeting), to all members as to the matter to be decided (which notice may be waived).

                  (b) The Management Committee shall meet at such reasonable times and places as the Management Committee shall choose, either in person or by conference call, as deemed appropriate by any General Partner or the Management Committee. Whenever reasonably requested by any Partner, the Management Committee shall render a just and faithful account of all dealings and transactions relating to the business of the Partnership.

                  (c) Any action to be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by all of the members of the Management Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Texas. The members of the Management Committee may participate in and hold a meeting of the Management Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         5.3. Officers. The personnel to be employed by the Partnership on a full-time basis shall include a President and Chief Operating Officer who shall report to the Management Committee and a Vice President-Marketing, Vice President-Finance and Plant Manager appointed by the Management Committee, who shall report to the President and Chief Operating Officer. The terms of office for such persons shall be one year, and the parties currently holding such offices shall remain in office through the end of the fiscal year in which the Effective Date occurs. If any of these persons does not take such office, then the Management Committee will appoint someone else.

         5.4. President and Chief Operating Officer. The President and Chief Operating Officer shall have all the rights and powers as are necessary, advisable or convenient to the management of the business and affairs of the Partnership within guidelines established by the Management Committee. Without limiting the generality of the foregoing, the President and Chief Operating Officer shall have the following rights, duties and powers:

                  (a) To prepare annually and submit to the Management Committee the Budget; to prepare and submit to the Management Committee, monthly, income statements, statements of partners' capital and changes in financial position and balance sheets; and to submit promptly, from time to time, such other information regarding the operations, assets, business, affairs and financial condition of the Partnership as the Management Committee or any Partner may reasonably request;

                  (b) To purchase from or through others (i) fidelity bonds with reputable surety companies, covering all persons having access to the Partnership's funds, indemnifying the Partnership against loss resulting from fraud, theft, dishonesty and other wrongful acts of such persons, and (ii) contracts of liability, property, worker's compensation and other insurance as may be required under applicable mortgages, agreements and other instruments and statutes or which the President and Chief Operating Officer deems advisable, appropriate, or convenient for the protection of the assets and affairs of the Partnership or for any purpose convenient or beneficial to the Partnership;

                  (c) To borrow money under any line of credit established with the approval of the Management Committee;

                  (d) To sell, dispose of, trade, exchange, convey, quitclaim, lease, surrender, release or abandon the assets of the Partnership which are not necessary to the operations of the Partnership and which have a value in each instance of not more than twenty-five thousand dollars ($25,000) per asset or group of assets sold in one transaction, all upon such terms and conditions as the President and Chief Operating Officer may deem advisable, appropriate or convenient;

                  (e) To assign, transfer, pledge, compromise, release or settle any claim of the Partnership for less than full payment or to arbitrate or consent to the arbitration of any of its disputes or controversies or to confess a judgment against the Partnership, to the extent that such claim, dispute, controversy or judgment arises in the ordinary course of business and the amount at issue is less than twenty-five thousand dollars ($25,000);

                  (f) To hire and discharge employees, determine the scope of their employment, determine their compensation and take all other customary action on behalf of the employer Partnership with regard to all employees of the Partnership, except as provided in Section 5.5(p). However, the positions of President and Chief Operating Officer, Vice President-Marketing, Vice President-Finance and Plant Manager will not fall within this right and power; and

                  (g) To keep the General Partners equally and fully informed as to all significant matters concerning the Partnership.

         5.5. Major Decisions. Except as expressly delegated to the officers of the Partnership, all decisions with respect to the Partnership's business shall require the approval of the Management Committee, including but not limited to the decisions to take any of the following actions:

                  (a) To borrow money, incur indebtedness, enter into any loan, issue any promissory note, prepay any indebtedness or guarantee any indebtedness or obligation of another other than as permitted by Section 5.4(c) above;

                  (b) To select, appoint and dismiss the President and Chief Operating Officer, and any other officers who report directly to the President and Chief Operating Officer;

                  (c) To approve annually the Budget;

                  (d) To determine the compensation of the President and Chief Operating Officer, and any other officers who report directly to the President and Chief Operating Officer;

                  (e) To admit a new Partner to the Partnership, except in connection with a transfer by a Partner of an interest to an Affiliate of such Partner within fifteen (15) days after the Effective Date (in which case the Affiliate shall be admitted as a Partner to the Partnership immediately upon the execution by such Affiliate of an appropriate instrument evidencing that it will be bound by the provisions of this Agreement);

                  (f) To possess Partnership property (real or personal), or assign rights in specific Partnership assets or property (real or personal) for other than Partnership purposes;

                  (g) To make any capital commitment by the Partnership;

                  (h) To sell, dispose of, trade, exchange, convey, quitclaim, lease, surrender, release or abandon the assets of the Partnership other than as permitted in Section 5.4(d) above;

                  (i) To lease as lessee the assets of the Partnership;

                  (j) To make, execute or deliver any general assignment for the benefit of creditors of the Partnership, or any bond, guarantee, indemnity or surety bond of the Partnership;

                  (k) To assign, transfer, pledge, compromise, release or settle any claim of the Partnership for less than full payment or to arbitrate or consent to the arbitration of any of its disputes or controversies or to confess a judgment against the Partnership other than as permitted in Section 5.4 above;

                  (l) To guarantee indebtedness owed by third parties;

                  (m) To amend or otherwise change this Agreement so as to modify the rights or obligations of the Partners as set forth herein or alter or modify the purpose of the Partnership;

                  (n) To do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (o) To approve the Partnership's tax returns;

                  (p) To set compensation policy and choose, sponsor, adopt, amend, fund and terminate employee benefit plans;

                  (q) To approve transactions, other than as provided herein, between the Partnership and any Partner;

                  (r) To invest the Partnership's funds;

                  (s) To annually appoint the Independent Accountants;

                  (t) To permanently shut down any facility of the Partnership;
or

                  (u) To determine distributions of Available Cash of the Partnership.

         5.6. Exculpation. Neither the Management Committee nor any member of the Management Committee shall have any liability whatsoever to the Partnership or any Partner, for loss caused by any act or by the failure to do any act; provided, however, that such exculpation from liability shall not apply to any liability for loss caused by an act or by the failure to do any act which arises out of the gross negligence, bad faith, willful misconduct or fraud of the Management Committee or a member thereof, as the case may be. The Management Committee and its members shall not be deemed to be fiduciaries on behalf of the Partnership or the Partners.

         5.7. Indemnification.

                  (a) The Partnership and each General Partner, jointly and severally, shall indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was an officer, employee or agent of the Partnership or member of the Management Committee or (ii) while an officer, employee or agent of the Partnership or member of the Management Committee, is or was serving at the request of the Partnership as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, unless it is determined by the Management Committee that such person was grossly negligent, acted in bad faith or engaged in willful misconduct or fraud. The termination of a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in this Section 5.7.

                  (b) Notwithstanding the formation of the Partnership, each Partner will remain solely liable for any and all claims, liabilities, costs or expenses which are occasioned by the conduct of the business of such Partner or its Affiliates, and the utilization of the contributed assets by such Partner or any Affiliate, prior to the Joint Venture Effective Date, and will indemnify, defend and hold harmless the other Partners from such claims, liabilities, costs or expenses. This indemnification shall specifically include without limiting the generality of the foregoing, all environmental protection matters regarding assets contributed to the Partnership, including: (i) any claims, obligations, costs and expenses arising at any time from the existence at the Joint Venture Effective Date, of any underground storage tank which is leaking at such time or which, while not leaking at the Joint Venture Effective Date was contributed to the Partnership but was never used or intended to be used by the Partnership;
(ii) any claims, obligations, costs and expenses arising at any time from the existence at such date of any asset containing PCB's in concentrations greater than 50 PPM; and (iii) any claims, obligations, costs or expenses with respect to any remedial action or cleanup required under any federal, state or local law, statute or regulation or other liability arising at any time occasioned by the disposal of wastes at any time prior to the Joint Venture Effective Date; provided, however, that such claims, obligations, costs and expenses shall be indemnified only if, and to the extent, not caused by any act or failure to act of the Partnership or another Partner.

         5.8. Employee Benefits. The Management Committee will determine employee benefits for the employees of the Partnership.

         5.9. Services to the Partnership. It is contemplated that, from time to time, the Partnership will utilize the various expertise and skills possessed by employees of the General Partners and their Affiliates. The personnel of the General Partners and their Affiliates will be available to provide services to the Partnership, including engineering, geological and legal services, insurance and risk management and tax return preparation, at any reasonable time, as authorized by the Management Committee. Such services will be at the expense of the Partnership, and the charge for such services will be based on the actual cost to the entity providing them. In addition, senior management of the General Partners, or of the members of the General Partners, as applicable, will provide reasonable advisory and consulting services to the Partnership, at no cost to it, as requested by the Management Committee. The members of the Management Committee shall not receive any fees or compensation for their services on the committee.

         5.10. Tax Matters Partner. TCC shall serve as the "tax matters partner" for all purposes under the Code.

                                   ARTICLE VI

                              THE LIMITED PARTNERS

         6.1. The Limited Partners. TCC and Lehigh shall be the limited partners of the Partnership.

         6.2. No Management by the Limited Partners. A Limited Partner in its capacity as such shall have no right to, and shall not, take part in the management or control of the Partnership's business or act for or bind the Partnership, and shall have only such rights, powers and privileges as are expressly granted to a Limited Partner in this Agreement or are provided for under the Act.

         6.3. Liability of the Limited Partners.

         6.4. To the maximum extent permitted by the Act, no Limited Partner shall have any personal liability with respect to the liabilities or obligations of the Partnership, unless such Limited Partner expressly assumes any such liabilities or obligations. No Limited Partner shall be obligated, except as otherwise required by law, either (i) to pay to the Partnership or to any creditor of the Partnership or any other Partner any deficiency in its capital account (it being understood that the obligation of the Limited Partner to make capital contributions to the Partnership is as set forth in Article III), or
(ii) to return to the Partnership or to pay any creditor or any other Partner the amount of any return to it of its capital contribution or other distribution made to it. The obligation of a Limited Partner to make capital contributions to the Partnership in accordance with Article III shall inure to the benefit of the Partnership and the other Partners but shall not give rise to any right of any creditor of the Partnership or other person to require a Limited Partner to make any capital contribution to satisfy any debt, liability or obligation of the Partnership.

                                  ARTICLE VII

                                BOOKS AND RECORDS

         The books and records of the Partnership shall, at the cost and expense of the Partnership, be kept or caused to be kept on the accrual method of accounting, shall reflect all Partnership transactions, and be appropriate and adequate for conducting the Partnership's business. The Partnership shall keep at its principal office the books and records required to be maintained by it under Section 1.07 of the Act. The Management Committee shall cause to be prepared all required tax returns at the Partnership's expense, and shall submit the same to each Partner no later than 30 days prior to the due date of such returns. Each Partner, at its own expense, shall have the right at all times to inspect the books and records of the Partnership during business hours at the principal place of business of the Partnership. Annually and at the expense of the Partnership, the Independent Accountants shall conduct an audit of the operations of the Partnership and furnish their certified report to the Management Committee no later than 90 days after the end of each fiscal year.

                                  ARTICLE VIII

                    ALLOCATIONS, DISTRIBUTIONS, AND INTERESTS

         8.1. Allocation of Income or Loss. The net income or net loss of the Partnership for each Fiscal Year, and each item of Partnership income, gain, loss and deduction as computed for federal income tax purposes, shall be allocated to the Partners prorata in accordance with their respective Partnership Percentage Interests.

         8.2. Distribution of Available Cash. Periodically, but not less frequently than at the end of each Fiscal Year of the Partnership, the Available Cash of the Partnership, if any, shall be distributed to the Partners, prorata in accordance with their Partnership Percentage Interests, at such times and in such amounts as determined by the Management Committee.

         8.3. Allocation of Income and Loss and Distributions in Respect of Interests Transferred. If a Partnership Percentage Interest is transferred during any Fiscal Year, the income or loss attributable to such interest for such Fiscal Year shall be divided and allocated proportionately between the transferor and the transferee based upon the number of days during such Fiscal Year for which each party was the owner of the interest transferred; provided, however, that if the Management Committee received a written notice stating that such parties have agreed that such income or loss is to be allocated between them based upon an interim closing of the Partnership books and that such parties agree to pay all expenses incurred by the Partnership in connection with such interim closing, then all such income or loss shall be allocated between the transferor and transferee based upon an interim closing of the Partnership's books and records. Distributions of Partnership assets in respect of an interest in the Partnership shall be made only to the persons or entities who, according to the books and records of the Partnership, are the holders of record of the interests in respect of which such distributions are made on the actual date of distribution. The Partnership shall incur no liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Management Committee or the Partnership has knowledge or notice of any transfer or purported transfer of ownership of any interest in the Partnership. Notwithstanding any provision of this Section 8.3 to the contrary, income or loss resulting from a sale or other disposition of all or substantially all of the Partnership's assets shall be allocated solely to the parties owning interests in the Partnership as of the date such sale or other disposition occurs.

                                   ARTICLE IX

                      TRANSFERS OF INTERESTS IN PARTNERSHIP

         9.1. Prohibited Transfers. A Partner may sell, transfer, assign or convey all of its interest in the Partnership, but not less than all of its interest in the Partnership, to any person, subject, in each case, however, to the provisions of Sections 9.2 and 9.3. Any act in violation of this Article IX shall be null and void ab initio.

         9.2. Right of Sale and First Purchase.

                  (a) Prior to entering into any contract to sell, transfer, assign or convey all of its interest in the Partnership to a third party (other than pursuant to Section 9.3 herein), or prior to accepting any bona fide offer to purchase, buy or acquire all of its interest in the Partnership from a third party, the Partner making or desiring to accept such offer (and all Affiliates of such Partner, collectively, the "Offering Partner"), shall give written notice of the name of the third party and all the terms, provisions and conditions upon which the Offering Partner desires to sell its interest in the Partnership, or in the case of receipt of a bona fide offer, a copy of the proposed offer containing the name of the third party and all the terms, provisions and conditions of such offer, to the other Partners who are not Affiliates of the Offering Partner (collectively, the "Responding Partner") and the Offering Partner shall offer to sell to the Responding Partner the Offering Partner's interest in the Partnership on the terms, provisions and conditions set forth in such notice.

                  (b) The Responding Partner shall have a period of 60 days from the date of its receipt of the written notice from the Offering Partner to accept such offer on the terms, provisions and conditions stated in such written notice, which acceptance must be in writing and be received by the Offering Partner prior to the expiration of such 60 day period. Any purported acceptance which materially varies the terms of such offer shall be deemed a rejection thereof for all purposes. The closing of the purchase by the Responding Partner shall be held at the time and place specified in the written notice from the Offering Partner, or such earlier date as is mutually agreed to by the Partners, but in no event later than the day the original offer would have been closed.

                  (c) In the event the Responding Partner delivers written notice of rejection to the Offering Partner, or in the event the Responding Partner fails to accept the offer in the manner required by Section 9.2(b) hereof, the offer made by the Offering Partner shall be deemed to have been rejected by the Responding Partner and the Offering Partner shall be free to sell, transfer, assign or convey such interest in the Partnership to the third party named, and on the terms, provisions and conditions set forth, in the written notice to the Responding Partner unless, within the 60 day period provided in Section 9.2(b), the Responding Partner gives notice to the Offering Partner that it rejects the proposed transferee, which rejection shall be made in good faith and on a reasonable basis.

                  If the Offering Partner closes such sale to such third party, the latter shall join in and execute with the Responding Partner a written amendment to this Agreement pursuant to which such third party agrees to be bound by all the terms and provisions of this Agreement and to perform and discharge the obligations and liabilities which are attributable to the interest acquired by such third party.

                  (d) In the event that a transaction is not consummated as provided in Section 9.2(c) hereof on or before 180 days after the expiration of the 60 day period provided in Section 9.2(b), or in the event any terms and provisions of such transaction are changed following a rejection by the Responding Partner, no sale, transfer, assignment or conveyance of such interest in the Partnership may be made unless the provisions of this Section 9.2 are again complied with.

                  (e) In the event that a transaction is consummated as provided in Section 9.2(c) hereof, the purchaser shall become a new Partner in the Partnership, upon compliance with the provisions of Section 9.2(c) hereof, under the terms and provisions of this Agreement, together with all of the rights, duties and obligations pertaining thereto including the rights and restrictions contained in this Article IX with respect to subsequent sales of its interest in the Partnership.

         9.3. Transfers by Partners to Affiliates. Notwithstanding any provision in this Article IX to the contrary, each Partner shall be entitled, without the consent of any other Partner, to dispose of all or any portion of its interest in the Partnership to an Affiliate of such assigning Partner; provided, however,
(i) contemporaneously with the disposition of such interest, the Affiliate to whom such interest is disposed shall join in and execute with the other Partners a written amendment to this Agreement pursuant to which such Affiliate agrees to be bound by all the terms and provisions of this Agreement and to perform and discharge the obligations and liabilities which are attributable to the interest acquired by such Affiliate; (ii) that following any such transfer the assigning Partner shall continue to be bound by all the terms and provisions of this Agreement and to perform and discharge its obligations and liabilities under this Agreement as long as any Affiliate of such assigning Partner is a Partner in the Partnership; and (iii) that any such transfer that would cause a technical termination of the Partnership shall not be effected without the prior written consent of each other Partner.

                                   ARTICLE X

                                  DISSOLUTION

         10.1. Dissolution Events.

                  (a) Except as set forth in this Article X, no Partner shall have the right to terminate this Agreement or dissolve the Partnership by its express will or by withdrawal without the consent of each of the other Partners that is not an Affiliate of such Partner.

                  (b) The Partnership shall be dissolved upon the first to occur of any of the following:

                            (i) Any General Partner shall (A) voluntarily be adjudicated bankrupt or insolvent, (B) seek, consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (C) file a petition seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, (D) make a general assignment for the benefit of its creditors, or (E) admit in writing its inability to pay its debts as they mature;

                            (ii) (A) A petition is filed against any General Partner seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction, or (B) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of said General Partner, a receiver or a trustee for it or for all or any part of its property, and such petition, order, judgment or decree shall remain and shall not be discharged or stayed for 60 days after its entry;

                            (iii) The interest in the Partnership of any General Partner is seized by a creditor of such General Partner and the same is not released from seizure or bonded out within 30 days from the date of notice of such seizure.

                            (iv) The Partners unanimously determine to dissolve the Partnership;

                            (v) The term of the Partnership, as set forth in
         Article IV above, expires;

                            (vi) A Partner has sold, transferred, assigned, conveyed or subjected to a security interest its interest in the Partnership in violation of Article IX, and the other Partners who are not Affiliates of such Partner elect thereafter to dissolve the Partnership, provided that such other Partners notify the Partner involved in such prohibited transaction within ninety (90) days after they first learn of such prohibited transaction; or

                            (vii) A decree of judicial dissolution with respect to the Partnership is entered under Section 8.02 of the Act; or

                            (viii) There occurs any other event that is required to cause the dissolution of the Partnership under the Act.

                  (c) Notwithstanding the provisions of Section 10.1(b) above, the Partnership shall not be dissolved if:

                            (i) In the case of a dissolution resulting from any event specified in clauses (i) through (iii), (v) or (vi) of such provision, within 90 days after the occurrence of such event, all of the Partners (other than the Partner, if any, whose actions or status would otherwise result in the dissolution of the Partnership, and such Partner's Affiliates) agree in writing to continue the business of the Partnership; or

                            (ii) In the case of a dissolution resulting from an event of withdrawal of a General Partner (as defined in the Act), either (A) there remains at least one General Partner and all of the Partners (other than the Partner whose withdrawal would otherwise result in the dissolution of the Partnership, and such Partner's Affiliates) agree in writing to continue the business of the Partnership or (B) within 90 days after the occurrence of such event, all of the Partners (other than the Partner whose withdrawal would otherwise result in the dissolution of the Partnership, and such Partner's Affiliates) agree in writing to continue the business of the Partnership and, to the extent they desire or if there are no remaining General Partners, agree to the appointment, effective as of the date of withdrawal, of one or more new General Partners.

                  (d) Any dissolution of the Partnership shall be effective as of the date on which the event occurs giving rise to such dissolution, but the Partnership shall not terminate unless and until all its affairs have been wound up and its assets distributed as provided in this Article X.

         10.2. Termination and Winding Up of Partnership. If the Partnership is dissolved and no purchase is consummated under Section 10.6, an accounting of the Partnership assets, liabilities and operations through the last day of the month in which the dissolution occurs shall be made by the Partnership's Independent Accountants and the affairs of the Partnership shall be wound up and terminated. A liquidating trustee shall be designated by the Management Committee. If the Management Committee is unable to designate the liquidating trustee, he shall be appointed by the then Chief Judge of the District Court of Dallas County, Texas (acting in his nonjudicial capacity or, to the extent he refuses to act in that capacity, in his judicial capacity), upon application of any General Partner. The liquidating trustee shall be responsible for winding up and terminating the affairs of the Partnership and shall determine all matters in connection therewith (including without limitation the arrangements to be made with creditors, to what extent and under what terms the assets of the Partnership are to be sold and the amount or necessity of cash reserves to cover contingent liabilities) as it deems advisable and proper; provided, however, that all decisions of the liquidating trustee shall be made in accordance with the fiduciary duty owed by the liquidating trustee to the Partnership and each of the Partners. The liquidating trustee shall thereafter liquidate the assets of the Partnership as promptly as is consistent with obtaining the fair value thereof and the proceeds therefrom shall be applied and distributed in the following order:

                  (a) To the expenses of liquidation;

                  (b) To the payment and discharge of all the Partnership's debts and liabilities to persons other than Partners or former Partners;

                  (c) To the payment and discharge of any loans and advances made by Partners or former Partners to the Partnership;

                  (d) To establish and fund any cash reserve fund deemed necessary; and

                  (e) The balance, if any, shall be distributed to the Partners in accordance with the provisions of Section 8.2 above.

         10.3. Reserves. After all of the assets of the Partnership have been distributed, the Partnership shall terminate; but, if at any time thereafter any funds in any cash reserve fund referred to in Section 10.2 above are released because the need for such cash reserve fund has ended, such funds shall be distributed to the Partners in the same manner as if such distribution had been made pursuant to Section 10.2 above.

         10.4. Cancellation of Partnership Certificate. Upon the completion of the winding up of the affairs of the Partnership and the distribution of Partnership Assets as provided in Sections 10.2 and 10.3, the Partnership shall be terminated, and the liquidating trustee shall file or cause to be filed a certificate of cancellation of the Certificate of Limited Partnership of the Partnership in the office of the Secretary of State of Texas, shall cancel all qualifications of the Partnership as a foreign limited partnership in any other jurisdictions and shall take such other actions as it may determine are necessary or appropriate to terminate the Partnership.

         10.5. Option at Dissolution. If the Partnership is dissolved pursuant to Paragraphs 10.1(b)(iv), (v) or (vii), any Partner shall have, and, if the Partnership is dissolved pursuant to Paragraphs 10.1(b)(i), (ii), (iii), (vi) or
(viii), any Partner other than the Partner (and such Partner's Affiliates) whose acts or status prompts such dissolution thereunder shall have, and is hereby granted, the right to buy all of the assets, subject to the liabilities, of the Partnership. Prior to offering for sale any of the assets of the Partnership, the liquidating trustee shall, by written notice, offer all of such assets to the Partners entitled to buy same hereunder. If two or more Partners who are not Affiliates desire, are entitled hereunder, and are able to buy such assets, the liquidating trustee shall conduct an open auction in which the highest bidding Partner (as determined by the liquidating trustee) shall be entitled to purchase such assets. If only one Partner, together with its Affiliates, is entitled to buy the assets hereunder, the price therefor shall be the fair market value of those assets attributable to each nonpurchasing Partner's Partnership Percentage Interest and shall be determined through the appraisal procedure under Article XII.

         10.6. Closing.

                  (a) The closing of the sale and purchase of the assets of the Partnership pursuant to Section 10.5 shall occur at the offices of the Partnership in Buda, Texas, within 30 days after the determination of the price for such assets.

                  (b) At closing of a sale and purchase of the assets of the Partnership pursuant to Section 10.5, the following transactions shall occur:

                            (i) Each nonpurchasing Partner shall convey and assign all of its right to the assets of the Partnership to each purchasing Partner (or to such other person as a purchasing Partner shall designate to each nonpurchasing Partner), subject to the liabilities of the Partnership, and each nonpurchasing Partner shall execute and deliver to each purchasing Partner all documents which may be required to give effect to the sale and purchase of such assets;

                            (ii) Each purchasing Partner shall pay or cause to be paid to the liquidating trustee cash in the amount of the applicable purchase price for the assets being purchased and shall deliver to the liquidating trustee an agreement pursuant to which each purchasing Partner agrees to protect, indemnify and hold harmless the liquidating trustee and each nonpurchasing Partner from and against all losses, costs

         (including, without limitation, reasonable attorneys' fees and the cost of litigation), expenses, liabilities and obligations which are attributable to each nonpurchasing Partner's interest in the purchased assets and assumed liabilities from and after the date of such sale; and

                            (iii) The liquidating trustee shall take any necessary action to complete the dissolution, winding up and termination of the Partnership.

                                   ARTICLE XI

                          FAILURE TO MAKE CONTRIBUTIONS

         11.1. Options of Nondelinquent Partners. If any Partner fails to contribute timely any portion of any monetary sum that it is obligated or has otherwise agreed to contribute hereunder (such Partner and any other Partner who is an Affiliate of such Partner being hereinafter referred to as the "Delinquent Partner"), and the other Partners who are not Affiliates of such Partner are not at such time Delinquent Partners, such other Partners (the "Nondelinquent Partners") may, at their option at any time within the 90 day period following notice of default and prior to the date such default is cured, elect any one or more of the following rights and remedies:

                  (a) Advance the additional capital contribution required of the Delinquent Partner as a loan by the Nondelinquent Partners to the Partnership. Such loan shall be on such terms as the Nondelinquent Partners shall reasonably determine and the interest rate shall be two percent over the "prime" rate of interest quoted from time to time by Bank of America, N.A. (but in no event in excess of the highest lawful rate) from the date of advance until the date repaid. Notwithstanding any other provision herein, all cash flow of the Partnership which is otherwise to be distributed to the Delinquent Partner shall be paid first to the Nondelinquent Partners as interest (and after accrued interest is paid, principal) on such loan until such loan is fully repaid.

                  (b) Exercise, by notifying the Delinquent Partner thereof, its right to purchase the Partnership Percentage Interest of the Delinquent Partner for the fair market price of the Delinquent Partner's Partnership Percentage Interest as determined through the appraisal procedure under Article XII. The closing of the sale and purchase of an interest pursuant to this Section 11.1(b) shall occur at a place to be determined by the Nondelinquent Partners, within 30 days after the fair market price for such sale and, purchase is determined. Such closing shall be conducted pursuant to the terms and provisions of Section 10.6(b).

Notwithstanding any provision in this Section 11.1 or elsewhere in this Agreement to the contrary, no Partner, except to the extent of its interest in the Partnership, shall have any personal liability with respect to any capital contribution required to be made by such Partner to the Partnership pursuant to
Article III above.

         11.2. Voting Rights. Until the earliest of (i) the Delinquent Partner's cure of its failure to make the relevant additional capital contribution, (ii) full repayment of the loan made pursuant to Section 11.1(a), or (iii) the closing of the sale and purchase of an interest pursuant to Section 11.1(b), the Delinquent Partner's representatives on the Management Committee shall have no vote on any matter to be decided or approved by the Management Committee and approval by the Management Committee, for all purposes hereunder, shall mean approval by only the Nondelinquent Partners' representatives on the Management Committee.

                                  ARTICLE XII

                                    APPRAISAL

         12.1. Selection of Appraisers. A Partner requesting an appraisal hereunder (hereinafter referred to as the "Submitting Partner") shall serve notice to the other Partners who are not Affiliates of such Partner (hereinafter referred to as the "Receiving Partners") stating that it elects to have the purchase price to be paid pursuant to Section 10.5 or 11.1(b) determined by the appraisal procedures set forth herein and the name of its appraiser. Within ten days after receipt of such notice from the Submitting Partner, the Receiving Partners shall notify the Submitting Partner of the name of their appraiser. Upon appointment, the two appraisers shall be sworn to determine faithfully and fairly the fair market price of each appropriate Partner's interest in the Partnership, or the assets attributable thereto. The Partners shall cooperate with, submit relevant information to, and meet with the appraisers as reasonably requested. The two appraisers shall afford the Submitting Partner and the Receiving Partners the right to submit evidence with respect to the price to be determined and shall, with all possible speed, make their respective determinations in writing and give notice thereof to the Submitting Partner and the Receiving Partners. If there is a variance equal to or less than ten percent in the fair market prices determined by the two appraisers, the average of the prices so determined shall be controlling and shall be binding upon the Submitting Partner and the Receiving Partners. If there is a variance of more than ten percent in the fair market prices determined by the two appraisers, the appraisers, within ten days after both of the appraisers have made their determinations, shall appoint in writing a third appraiser and give written notice of such appointment to the Submitting Partner and the Receiving Partners. If the two appraisers shall fail to appoint or agree upon a third appraiser within the ten day period, a third appraiser shall be selected by the Submitting Partner and the Receiving Partners if they so agree upon such third appraiser within a further period of ten days. If a third appraiser shall not be appointed or agreed upon within the time herein provided, either the Submitting Partner or the Receiving Partners may apply the procedure set forth in Section 12.2. The third appraiser shall be sworn to determine faithfully and fully, pursuant to the procedures set forth above, the question at issue. The third appraiser's determination of price shall be controlling unless it is higher (or lower) than the higher (or lower) determination of price of the original two appraisers, in which case such previous high (or low) determination shall be controlling and binding upon the Partners. The decision of the appraisers under this Section shall be final and binding on the Partners and shall be specifically enforceable in a court having jurisdiction.

         12.2. Appointment of Appraisers. If the Receiving Partners fail to appoint an appraiser within ten days after their receipt of the notice from the Submitting Partner setting forth the name of its appraiser, or any person appointed as an appraiser by or on behalf of either the Submitting Partner or the Receiving Partners dies, fails to act, resigns or becomes disqualified and the party by or on behalf of whom such appraiser was appointed shall fail to appoint a substitute appraiser within ten days after being requested to do so by the other party, then the sole appraiser's determination of the fair market price shall be binding. If a third appraiser is required, but is not appointed as provided in
Section 12.1 above, the appraiser in question shall be appointed by the then Chief Judge of the District Court of Hayes County, Texas (acting in his nonjudicial capacity or, to the extent he refuses to act in that capacity, in his judicial capacity), upon application of either the Submitting Partner or the Receiving Partners.

         12.3. Costs of Appraisal. Each party shall bear and pay the cost of the appraiser appointed by (or for) it, and the cost of the third appraiser shall be borne and paid equally by the Submitting Partner and the Receiving Partners. The Submitting Partner and the Receiving Partners shall be given reasonable advance notice of the time and place of any appraisal proceedings, and both shall have the right to be present, heard and represented by counsel. The appraisers shall not have the power to add to or subtract from or otherwise change the terms and provisions of this Agreement, and their determination shall be consistent and in accordance with the terms and provisions of this Agreement. The appraisers shall give prompt notice of their decision to each Partner.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1. Individual Indemnification. Any Partner who violates any of the terms, provisions or conditions of this Agreement, or conducts any unauthorized acts binding the Partnership, in addition to being subject to all other remedies, liabilities and obligations that may be imposed upon it therefor, shall indemnify, defend and hold the Partnership and the other Partners that are not Affiliates of such Partner harmless from any and all claims, demands and actions that may arise out of or by reason of such violation or unauthorized acts.

         The Partnership shall indemnify, defend and save harmless the Partners, their Affiliates, and all of their respective officers, directors, employees and agents of and from any and all loss, damage or expense incurred by any of them by reason of any act or omission to act on behalf of the Partnership, performed by any of them at the Partnership's direction in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership.

         13.2. Specific Performance. Without derogating from any other remedies to which any Partner may be entitled, it is expressly agreed that the remedy at law for breach of any of the obligations set forth in Sections 10.5, 10.6 and
11.1 is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Partner to comply fully with each of said obligations, and (ii) the uniqueness of the Partnership business and the Partnership relationship. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

         13.3. Notices. Any notice provided or permitted to be given under this Agreement must be in writing, and shall be deemed delivered three days after it is deposited in the United States mail, addressed to the Partner to be notified, postage prepaid, and registered or certified, with a return receipt requested. Notice served in any other manner shall be deemed to have been given only if and when actually received by the addressee. For purposes of notices the addresses of the Partners shall be as follows:

                    If to Lehigh:            Lehigh Portland Cement Company
                                             7660 Imperial Way
                                             Allentown, PA 18195
                                             Attention:  President

                    With a copy to:          Lehigh Portland Cement Company
                                             7660 Imperial Way
                                             Allentown, PA 18195
                                             Attention:  General Counsel

                    if to TCC:               Texas Cement Company
                                             2728 North Harwood
                                             6th Floor
                                             Dallas, Texas  75201
                                             Attention: Steven R. Rowley

                    With a copy to:          Raymond G. Smerge
                                             2728 North Harwood
                                             Dallas, Texas  75201

Failure of or delay in delivery of any copy of a notice shall not impair the effectiveness of any notice given to any Partner as specified in this Agreement. Each Partner may change its address for notice by the giving of notice thereof in the manner hereinabove provided.

         13.4. Assumed Name Certificate. The Partners shall execute and file any assumed or fictitious name certificate or certificates or any similar documents required by law to be filed in connection with the continuation and operation of the Partnership.

         13.5. Ownership. The interest of each Partner in the Partnership shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, legal title thereto shall be held and conveyed in the name of the Partnership and no Partner, individually, shall have any ownership of such property or interest owned by the Partnership except as tenants in partnership. Each of the Partners does hereby agree to, and does hereby, irrevocably waive, for the term of this Agreement and after dissolution and termination of the Partnership, any right any such Partner might have to cause the Partnership or any of its assets to be partitioned, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law or laws or to file a complaint or to institute any proceeding at law or in equity to cause the termination or dissolution of the Partnership, except as expressly provided for herein. Each Partner hereby acknowledges and agrees that it has been induced to enter into this Agreement in reliance upon the mutual waivers set forth in this Section 13.5, and without such waivers no Partner would have entered into this Agreement.

         13.6. Limits of Partnership, Authority and Responsibility. The relationship between and among the parties hereto shall be limited to the carrying on of the business of the Partnership in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be a limited partnership for the sole and limited purpose of carrying on such business. Except as otherwise provided for or contemplated in this Agreement, nothing herein shall be construed to create a partnership between the Partners nor to authorize any Partner to act as general agent for the other Partner. No Partner, acting alone, shall have any authority to act for, or to undertake or assume any obligation, debt, duty or responsibility on behalf of, any other Partner or the Partnership except as expressly otherwise provided in this Agreement. No Partner nor the Partnership shall be responsible or liable for any indebtedness or obligation of any other Partner incurred either before or after the execution of this Agreement, except those responsibilities, liabilities, debts and obligations heretofore undertaken or incurred in good faith in carrying out the purpose of the Partnership, or hereafter undertaken or incurred on behalf of the Partnership under or pursuant to the terms of this Agreement, or assumed in writing by the Partnership, and each Partner hereby indemnifies and agrees to hold the other Partner harmless from all such obligations and indebtedness except as aforesaid.

         13.7. Arms Length Transactions. All transactions of the Partnership with the Partners and their Affiliates will be conducted on an arms length basis except as expressly provided herein.

         13.8. Additional Documents and Acts. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Partner agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

         13.9. Interpretation. This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas.

         13.10. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

         13.11. Amendment. This Agreement may not be amended, altered or modified except by instrument in writing and signed by the parties hereto.

         13.12. References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

         13.13. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         13.14. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the extent permitted by law.

         13.15. No Third Party Beneficiary. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other person, individual, corporation or entity, whatsoever, shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         13.16. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective distributees, successors and assigns.

         13.17. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

         13.18. Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the Partners and replaces and supersedes all prior agreements, by and among the Partners or any of them; provided, however, that the execution and delivery of this Agreement shall not relieve any party to the Joint Venture Agreement of any liability that it may have to any other party (subject to the limitations set forth therein) as a result of any breach occurring prior to the Effective Date of any representation, warranty, covenant, agreement or other term or provision contained in the Joint Venture Agreement. It is agreed that neither Partner has rendered any services to or on behalf of either the other Partner or the Partnership and that no Partner shall have any rights with respect to any services which might be alleged to have been rendered, except as expressly provided herein.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     TEXAS CEMENT COMPANY



                                     By:  /s/ STEVEN R. ROWLEY
                                         --------------------------------------
                                     Name:  Steven R. Rowley
                                     Title:   Executive Vice President


                                     LEHIGH PORTLAND CEMENT COMPANY


                                     By:  /s/ HELMUT S. ERHARD
                                         --------------------------------------
                                     Name:    Helmut S. Erhard
                                           ------------------------------------
                                     Title:   President and CEO
                                            -----------------------------------


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